UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 9, 2009

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of  (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of  (17 CFR 240.13e-4(c))

Item 8.01 OTHER EVENTS

On February 6, 2009 Glacier Bancorp, Inc., Kalispell, Montana ("GBCI") entered into a Plan and Agreement of Merger (the “Merger Agreement”) with First Company, a Wyoming corporation and First National Bank & Trust, a national banking association and wholly owned subsidiary of First Company (the “Bank”).  Under the terms of the Merger Agreement, First Company will merge with and into GBCI, and the Bank will become a wholly owned subsidiary of GBCI (the “Merger”).

Effective at the time of the Merger, each outstanding share of First Company common stock will be exchanged for a “unit” consisting of a fixed amount of cash and a fixed number of GBCI shares, pursuant to the terms outlined in the Merger Agreement.

Consummation of the transaction is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of First Company.  For information regarding the terms of the proposed transaction, reference is made to the press release dated February 9, which is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements:                                                      None

(b)  Pro Forma Financial Information:  None

(c)  Shell Company Transactions:  None

(d)           Exhibits.

99.1           Press Release, dated February 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLACIER BANCORP, INC.

Dated: February 10, 2009	By:	/s/ Ron J. Copher
Ron J. Copher Senior Vice President/Chief Financial Officer